Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Tilly's Inc.
Irvine, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181148 and 333-198676) of Tilly’s, Inc. of our report dated March 20, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California
March 20, 2017